As filed with the Securities and Exchange Commission on November 19, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2669985
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

6024 Silver Creek Valley Road

San Jose, California 95138

(Address of Principal Executive Offices including Zip Code)

Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan

(Full Title of the Plan)

J. Vincent Tortolano, Esq. Vice President, General Counsel and Secretary Integrated Device Technology, Inc. 6024 Silver Creek Valley Road San Jose, California 95138 (408) 284-8200	Copy to: Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (1):
To be issued under the 2004 Equity Plan (the “2004 Plan”)	8,300,000 shares (3)	$6.24	$51,792,000	$3,692.77

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the 2004 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Integrated Device Technology, Inc. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) registered hereunder based on the average of the high and the low prices for Integrated Device Technology, Inc.’s Common Stock as reported on the Nasdaq Global Select Market on November 17, 2010.
(3)	The 2004 Plan authorizes the issuance of a maximum of 36,800,000 shares, of which 8,300,000 are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the 2004 Plan are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2005, (File No. 333-122231) (the “First Registration Statement”), Integrated Device Technology, Inc. (the “Company”) registered 2,500,000 shares of its Common Stock issuable under the 2004 Equity Plan. Pursuant to a registration statement on Form S-8 filed with the Commission on September 16, 2005, (File No. 333-128376) (the “Second Registration Statement”), the Company registered 17,000,000 shares of its Common Stock issuable under the 2004 Plan. Pursuant to a registration statement on Form S-8 filed with the Commission on October 25, 2006, (File No. 333-138205) (the “Third Registration Statement”), the Company registered 5,000,000 shares of its Common Stock issuable under the 2004 Plan. Pursuant to a registration statement on Form S-8 filed with the Commission on October 28, 2008, (File No. 333-154776) (the “Fourth Registration Statement”), the Company registered 4,000,000 shares of its Common Stock issuable under the 2004 Plan. The Company is hereby registering 8,300,000 shares of its Common Stock issuable under the 2004 Plan.

Pursuant to general instruction E of Form S-8, the contents of the First Registration Statement, the Second Registration Statement, the Third Registration Statement and the Fourth Registration Statement are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Integrated Device Technology, Inc. is sometimes referred to as “Registrant,” the “Company,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2010, filed with the Commission on May 25, 2010, including all material incorporated by reference therein;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2010, filed with the Commission on August 4, 2010, including all material incorporated by reference therein;

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2010, filed with the Commission on November 3, 2010, including all material incorporated by reference therein;

(d) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(e) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A (Registration No. 001-12695), filed by the Company with the Commission under Section 12(b) of the Exchange Act, on July 23, 1984, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 and Item 7.01 and any related exhibits furnished under Item 9.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 and 7.01 and any related exhibits furnished under Item 9.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify these persons for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See Index to Exhibits.

Item 9.	Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period during which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 19, 2010.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/S/ RICHARD D. CROWLEY, JR.
Richard D. Crowley, Jr., Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard D. Crowley, Jr. and J. Vincent Tortolano, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney in fact and agent to act, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/S/ THEODORE L. TEWKSBURY III Theodore L. Tewksbury III	Chief Executive Officer, President and Director (Principal Executive Officer)	November 19, 2010

/S/ RICHARD D. CROWLEY Richard D. Crowley	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2010

/S/ JOHN SCHOFIELD John Schofield	Chairman of the Board	November 19, 2010

/S/ LEWIS EGGEBRECHT Lewis Eggebrecht	Director	November 19, 2010

/S/ GORDON PARNELL Gordon Parnell	Director	November 19, 2010

/S/ RON SMITH Ron Smith	Director	November 19, 2010

/S/ DONALD SCHROCK Donald Schrock	Director	November 19, 2010

/S/ UMESH PADVAL Umesh Padval	Director	November 19, 2010

Index to Exhibits

4.1.	Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan, filed as Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on July 26, 2010 and incorporated by reference herein.

5.1.	Opinion of Latham & Watkins LLP.

23.1.	Consent of Independent Registered Public Accounting Firm.

23.2.	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1.	Powers of Attorney (included in the signature page hereto).